Exhibit 10.2

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (the "Amendment") is entered into this 28th day of October, 1999, between TEACHERS INSURANCE AND ANNUITY ASSOCIATION ("Landlord"), and NUTRI/SYSTEM LP ("Tenant").

                                   Background

     Landlord and Tenant are parties to a Lease dated December 11, 1997 (the "Lease"), between Landlord's predecessor-in-interest, Teachers Pennsylvania Realty, Inc. ("TPR"), and Tenant, pursuant to which Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord premises described in the Lease (the "Existing Space") located in that certain building known as 202 Welsh Road, Horsham, Pennsylvania (the "Building"), as more particularly described in the Lease, upon the terms and conditions set forth in the Lease. Landlord has succeeded to the interests of TPR as landlord under the Lease.

     Landlord and Tenant desire to extend the term of the Lease and for Tenant to lease from Landlord additional space located in the Building in accordance with the terms and conditions of the Lease and this Amendment.

                                   Agreement

     In consideration of the foregoing and of the mutual promises contained in this Amendment, and for other good and valuable consideration the receipt and sufficiency of which is acknowledged by Landlord and Tenant, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

     l. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, in addition to the Existing Space currently leased by Tenant under the Lease, the portion of the Building shown by cross-hatching on the Building floor plan attached to this Amendment as Exhibit A (the "Expansion Space"), in accordance with the terms and conditions of this Amendment. The Expansion Space shall be deemed to consist of 15,855 square feet of rentable floor area.

     2. Tenant is fully familiar with the Expansion Space, and shall accept possession of the Expansion Space under this Amendment as of the date of execution of this Amendment by Landlord and Tenant in their then-current "as is" condition. Notwithstanding the foregoing, promptly after the execution of this Amendment by Landlord and Tenant, Landlord shall, at Landlord's sole cost and expense, perform all work necessary to cause the electricity (including but not limited to the electricity used to power the heating, ventilation and air conditioning equipment ("HVAC") serving the Expansion Space) and gas consumed in the Expansion Space separately metered. In performing such work, Landlord shall make reasonable efforts not to cause undue interference with Tenant's business operations in the Expansion Space. Except for the work described in this Section 2, Landlord shall not be required to make any improvements in the Expansion Space.

     3. The term of the Lease (currently scheduled to expire under the Lease on December 31, 2000), is hereby extended so as to run through the last day of the month in which the fifth (5th) anniversary of the date of execution of this Amendment by Landlord and Tenant occurs. All references in the Lease to the "Original Term" shall be deemed to be references to the term of the Lease as extended pursuant to the immediately preceding sentence.

     4. As of the date of execution of this Amendment by Landlord and Tenant (the "Expansion Commencement Date"), the Expansion Space shall be deemed to be a part of the Demised Premises under the Lease, and all provisions of the Lease relating to the Demised Premises generally (but not any provisions of the Lease applicable specifically to the Existing Space or any portion thereof), except as modified by this Amendment (and except with respect to Landlord's obligation to perform or pay for any alterations or improvements in the Demised Premises, other than as provided under this Amendment), shall thereafter be applicable to the Existing Space and the Expansion Space. As of the Expansion Commencement Date, the Demised Premises (i.e., the Existing Space and the Expansion Space) shall be deemed to consist of 48,555 square feet of rentable floor area.

     5. Effective as of the Expansion Commencement Date, Tenant shall pay to Landlord during the remainder of the term of the Lease (as amended by this Amendment) Annual Base Rent (as defined in the Lease) for the Demised Premises (i.e., the Existing Space and, as of the Expansion Commencement Date, the Expansion Space) in the following amounts for the following Lease Years (as defined in the Lease):

          (i) for the period from the Expansion Commencement Date through the day immediately preceding the first (1st) anniversary of the Expansion Commencement Date, Annual Base Rent shall equal $305,947.56 per annum payable in monthly installments of $25,495.63;

          (ii) for the period from the first (1st) anniversary of the Expansion Commencement Date through December 31, 2000, Annual Base Rent shall equal $313,875.00 per annum payable in monthly installments of $26,156.25;

          (iii) for the period from January 1, 2001, through the day immediately preceding the second (2nd) anniversary of the Expansion Commencement Date, Annual Base Rent shall equal $333,495.00 per annum payable in monthly installments of $27,791.25;

          (iv) for the period from second (2nd) anniversary of the Expansion Commencement Date through December 31, 2001, Annual Base Rent shall equal $341,422.56 per annum payable in monthly installments of $28,451.88;

          (v) for the period from January 1, 2002, through the day immediately preceding the third (3rd) anniversary of the Expansion Commencement Date, Annual Base Rent shall equal $348,289.56 per annum payable in monthly installments of $29,024.13;

          (vi) for the period from the third (3rd) anniversary of the Expansion Commencement Date through December 31, 2002, Annual Base Rent shall equal $356,217.00 per annum payable in monthly installments of $29,684.75;

          (vii) for the period from January 1, 2003, through the day immediately preceding the fourth (4th) anniversary of the Expansion Commencement Date, Annual Base Rent shall equal $364,065.00 per annum payable in monthly installments of $30,338.75; and

          (viii) for the period from the fourth (4th) anniversary of the Expansion Commencement Date through the last day of the term, as extended by this Amendment, Annual Base Rent shall equal $371,992.56 per annum payable in monthly installments of $30,999.38.


     6. Effective as of the Expansion Commencement Date, Lessee's Pro Rata Share, as referred to in the Lease, for all periods from and after the Expansion Commencement Date, shall equal 31.5292%.


     7. The Security Deposit (as defined in the Lease) is hereby increased to $50,991.26. Upon the execution of this Amendment, Tenant shall deliver to Landlord funds in the amount of $25,103.76 to increase the Security Deposit to such amount.

     8. Section 1 of Article XXV of the Lease is deleted in its entirety.

     9. Tenant represents and warrants to Landlord that Tenant has not dealt with any party to whom a commission might be owing in connection with this Amendment, except for The Flynn Company ("Broker"), and shall indemnify, defend and hold harmless Landlord from and against the claim of any party other than Broker claiming a commission owing due to its dealings with Tenant in connection with this Amendment. Landlord shall pay any commission payable to Broker in connection with this Amendment under a separate agreement or agreements.

     10. If there is any conflict between the terms and provisions of the Lease and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall prevail. Landlord and Tenant ratify and affirm the Lease as modified by this Amendment. Except as modified by this Amendment, the Lease shall remain unmodified, in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment on the day and year first above written.

WITNESS/ATTEST:                      TEACHERS INSURANCE AND ANNUITY ASSOCIATION


/s/ Ronette A. Blissett                  BY: /s/ Arend W. Taal
---------------------------------            ---------------------------------
    RONETTE A. BLISSETT                          AREND W. TAAL
                                         ITS: ASSOCIATE DIRECTOR
                                             ---------------------------------


                                         NUTRI/SYSTEM LP

/s/ Barbara D. Hart                      BY: /s/ Brian D. Haveson
----------------------------------           ---------------------------------

                                         ITS: PRESIDENT
                                             ---------------------------------

                                   EXHIBIT A

                                   [GRAPHIC]



          In the printed version of the document a floor plan appears.

                                  LEASE SUMMARY

     This summary shall not be construed as a part of the subject Lease, but rather is intended as a guide to essential terms of the subject Lease for the convenience and reference of Lessor and Lessee.


 1.  BUILDING AND LOCATION:

     202 Welsh Road
     Horsham, PA

 2.  LESSOR:

     Teachers Pennsylvania Realty, Inc.
     730 Third Avenue
     New York, New York 10017

 3.  LESSEE:

     Nutri/System LP

 4.  USE OF PREMISES: QUIET ENJOYMENT:

     The premises may only be used for offices, and for the warehousing, distribution and storage of non-hazardous and nonflammable materials. Lessee shall procure any government licenses and permits from time to time required for such permitted uses, and Lessor, at no expense to itself, shall cooperate in procuring such licenses or permits. Without limiting the generality of the foregoing, it is agreed that Lessee, and not Lessor, shall be responsible for ascertaining whether Lessee's proposed use of the Premises complies with the local zoning ordinance. The Premises may not be used for any use that would cause the Demised Premises to be deemed a "place of public accommodation" under the Americans with Disabilities Act
     (ADA) of 1990.

 5.  LEASED AREA: 32,700 s.f.

 6.  LEASE TERM: 3 years

 7. OPTIONS: One, 2 year option at a renewal rate of $5.35 s.f. triple net or annual rent of $174,945.00 Year 1 of option period and a rental rate of $5.56 s.f. triple net or an annual rent of $181,812.00 year 2 of option period.

 8.  NO. OF. DAYS' NOTICE REQUIRED TO EXERCISE OPTION(S):
     180 days

 9.  ANTICIPATED LEASE COMMENCEMENT DATE:  January 1, 1998

10.  ANTICIPATED LEASE EXPIRATION DATE: December 31, 2000

11.  ANTICIPATED RENT COMMENCEMENT DATE: January 1, 1998

12.  RENT STRUCTURE:

                      Rate/S.F.         Annual            Monthly
        Period        Per Year         Base Rent         Base Rent
       --------       ---------       -----------       ----------
       Year 1-3       $4.75 NNN       $155,325.00       $12,943.75

13.  FREE RENT: None

14. LESSEE'S PRO RATA SHARE OF BUILDING AREA: 22% - 32,700 s.f. premises in a 150,000 s.f. building.

15. LESSEE'S INITIAL MONTHLY ESTIMATED PAYMENT TOWARDS REAL ESTATE TAXES, OPERATING EXPENSES, AND INSURANCE ("ADDITIONAL RENT"):

     Real Estate Taxes:          $1,771.25
     Operating Expenses:         $1,607.75
     Insurance:                  $  218.00

     Total:                      $3,597.00

16. LESSEE'S CONTRIBUTION TO COST OF IMPROVEMENTS: Lessee is taking space "as is". Any improvements to the space are at Lessee's sole cost and responsibility including the certificate of occupancy.

17.  LESSEE'S RIGHT OF TERMINATION: None.

18.  RIGHT OF FIRST REFUSAL: None.

19.  SECURITY DEPOSIT: $25,887.50 (Two months rent).

20.  ADDITIONAL PROVISIONS: None.

21.  SEWERAGE (MUNICIPAL SEWER, SEPTIC, MDC INDUSTRIAL USER PERMIT):
     Building is on public water and sewer.

22.  AUTHORIZED BROKER(S): The Flynn Company and Lotz Realty.

23.  LESSEE'S REPRESENTATIVE TO BE CONTACTED IN AN
     EMERGENCY (NAME, ADDRESS, TELEPHONE NUMBER):
     Joseph Boileau (215) 752-9111

                         STANDARD FORM INDUSTRIAL LEASE

Lease made this      day of December, 1997 by and between Teachers Pennsylvania
Realty, Inc., 730 Third Avenue, New York, New York 10017 (hereinafter with their successors and assigns called the "Lessor") and Nutri/System LP (hereinafter with its successors and permitted assigns called the "Lessee").

                                   WITNESSETH:

                                    Article I
                             Basic Lease Provisions

Section 1. The following sets forth basic data for this Lease. Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section:

Lessor: Teachers Pennsylvania Realty, Inc.
        730 Third Avenue
        New York, NY 10017

Lessee: Nutri/System LP, 202 Welsh Road, Horsham, PA

Lessee's Address:

Demised Premises: Approximately 32,700 square feet of floor area on the first floor of the building (the "Building") thereon erected and situated at 202 Welsh Road in the Town of Horsham, Pennsylvania on the parcel of land (the "Land") described in Exhibit A attached hereto.

Original Term: Three (3) years from the "Commencement Date" of this Lease, as defined in Article II, Section 5 hereof; provided, however, if the Commencement Date is other than the first day of a calendar month then the Original Term shall expire three (3) years after the last day of the calendar month in which the term hereof commences.

Original Annual Base Rent:
YIELDING AND PAYING an Annual Base Rent during the Original Term hereof in the amount of: $155,325.00 payable in advance in equal monthly installments of $12,943.75.

All rates are triple net.

Anticipated Lease Commencement Date: January 1, 1998

Anticipated Rent Commencement Date: January 1, 1998

Anticipated Lease Expiration Date: December 31, 2000

Use of Premises: Quiet Enjoyment: The Premises will be used for general offices. Lessor shall procure any government licenses and permits from time to time required for such permitted uses, and Lessor, at no expense to itself, shall cooperate in procuring such licenses or permits. Without limiting the generality of the foregoing, it is agreed that Lessee, and not Lessor, shall be responsible for ascertaining whether Lessee's proposed use of the Premises complies with the local zoning ordinance. The Premises may not be used for any use that would cause the Demised Premises to be deemed a "place of public accommodation" under the Americans with Disabilities Act (ADA) of 1990.

Lessee's Pro Rata Share: 22%, based on 32,700 square feet of floor area in the Demised Premises and 150,000 square feet of total leasable area in the building.

Authorized Broker: The Flynn Company and Lotz Realty

Security Deposit: $25,887.50 (two months rent)

Section 2. The Exhibits listed below are incorporated this Lease by reference and are to be construed as part of this Lease:

Exhibit A - Description of the Land
        B - Intentionally omitted
        C - Floor Plan of the Demised Premises
        D - Lessor's Initial Estimate of Lessee's Monthly
            Pro Rata Share of Real Estate Taxes, Operating
            Expenses and Insurance
        E - HVAC Maintenance Schedule
        F - Signage Standards
        G - Subordination Agreement
        H - Approved Hazardous Substances

                                   Article II
                     Demised Premises; Term and Commencement

Section 1. In consideration of the rents and covenants herein contained on the part of the Lessee to be paid, performed and observed, the Lessor hereby leases to the Lessee and the Lessee hereby leases from the Lessor, subject to the terms and provisions hereinafter set forth, the Demised Premises; together with the nonexclusive right to use, in common with others lawfully entitled thereto, the common areas of the Building, the parking areas on the Land as same may exist from time to time, for parking purposes only, and the driveways and walkways on the Land, as same may exist from time to time, for roadway and walkway purposes only. The Demised Premises shall be constructed substantially in accordance with the outline specification attached hereto as Exhibit B and the floor plan attached hereto as Exhibit C.

Section 2. The Demised Premises are leased subject to the reservation to the Lessor of the roof and exterior walls of the Demised Premises and of the Building, and subject to the Lessor's reservation of the right (without thereby assuming the obligation) to install, maintain, use, repair and replace (in such manner as to reduce to a minimum to the extent reasonably practicable the interference with Lessee's use of the Demised Premises) all pipes, ducts, wires, meters, utility lines and the like which are in the judgment of the Lessor, required to be in the Demised Premises. The Lessor reserves the right to alter, reduce, increase and relocate such parking areas, driveways and walkways from time to time and any common facilities within the Building. The Lessor reserves the right to make additions to the Building, to erect additional buildings and structures on the Land, and to continue to do construction work on the Building and the Land following delivery of the Demised Premises to Lessee.

Section 3. TO HAVE AND TO HOLD the Demised Premises for the original term unless sooner terminated as herein provided.

Section 4. Lessor shall engage an architect or engineer to prepare a detailed plan of improvements (the "Engineered Plan", which term shall also be deemed to include the improvements specified in Exhibits B and C to this Lease) to be made to prepare the Demised Premises for Lessee's occupancy. Lessor shall submit the Engineered Plan for Lessee's approval and Lessee shall respond within five (5) business days. Upon Lessee's written approval of the Engineered Plan, Lessor shall promptly commence and shall use diligent efforts to complete all work ("Lessor's Work") specified in the Engineered Plan by the Lessor's Work

Completion Date provided in Article I, Section 1 of this Lease.

Section 5. The term "Commencement Date" as used in this Lease shall be deemed to refer to the earlier to occur of (i) the date on which Lessor has completed Lessor's work (except for punch-list items), or (ii) the date on which the demised premises or any portion thereof are first used for the conduct of Lessee's business. Lessor shall complete all punch-list items as soon as conditions permit and Lessee shall afford Lessor reasonable access to the Demised Premises for such purposes. "Punch-list" items shall mean minor items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after Lessee has taken occupancy of the Demised Premises without causing undue interference with Lessee's use of the Demised Premises. At any time after the Commencement Date is determined as aforesaid, Lessee agrees upon demand of Lessor to execute, acknowledge and deliver a written statement in recordable form satisfactory to Lessor stating the Commencement Date hereunder.

Section 6. Lessor shall have no obligation to change the Engineered Plan of the Demised Premises as approved by Lessee, but shall use good faith efforts to accommodate any requests by Lessee for modifications thereof ("Changes"), provided (i) each such Change shall be described in a written Change Order signed by Lessor and Lessee and any additional cost shall be payable by Lessee in full upon the execution of such Change Order, and (ii) there shall be no delay or extension of the Commencement Date on account of Lessor's failure to complete any work described in a Change Order, although Lessor shall use diligent efforts to complete such work as soon as practicable.

                                   Article III
                                      Rent

Section 1. YIELDING AND PAYING an annual base rent during the Original Term hereof in the amount of the Original Annual Base Rent. All such rent shall be payable in advance on the first day of each calendar month during the term hereof commencing on the Rent Commencement Date. If the Rent Commencement Date is other than the first day of a calendar month, base rent for the first incomplete month, prorated at the rate set forth above, shall be paid on the Rent Commencement Date.

Section 2. The Original Annual Base Rent shall, during the Original Term, be

Section 3. The Lessee shall pay, as additional rent hereunder, during the Original Term hereof and any extension hereof, Lessee's Pro Rata Share of any and all real estate taxes and betterments and other assessments (ordinary and extraordinary), water rents, sewer and other charges which shall be imposed, assessed or levied upon the Building and the Land. In addition, the Lessee shall pay 100% of real estate taxes, betterments and other assessments due to any alterations or improvements made by the Lessee to the Demised Premises. If any betterment assessment is payable in installments, Lessee shall only be obligated to pay its Pro Rata Share of the installments (including interest) which are allocable to the term of this Lease or any extension of the term hereof. If this Lease shall commence on a date other than the first day of a tax year, or terminate on a date other than the last day of a tax year, the Lessee for that tax year shall pay to the Lessor only such portion of such additional rent for the whole tax year as shall be proportionate to the portion of the tax year contained within the term of this Lease.

Section 4. The term "real estate taxes" shall mean all taxes and special assessments of every kind and nature assessed by a governmental authority on the Land or the Building which the Lessor shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Land or Building. The foregoing provisions are predicated upon the present system of taxation in the Commonwealth of Pennsylvania. If taxes upon rentals or otherwise pertaining to the Demised Premises shall be substituted, in whole or in part, for the present ad valorem real estate taxes or assessed in addition thereto, then Lessee's obligation to pay such taxes shall be based upon such substituted taxes, to the extent to which the same shall be a substitute for present ad valorem real estate taxes, together with such additional taxes, and such substitute or additional taxes shall be deemed to be included within the term "real estate taxes." Except as hereinabove provided, nothing herein contained shall otherwise require or be construed to require Lessee to reimburse Lessor for any inheritance, estate, succession, transfer, gift, franchise, income or earnings, profit, excess profit tax, capital stock, capital levy or corporate or other similar tax which is or may be imposed upon Lessor or upon Lessor's business.

Section 5. During the Original Term and any extensions or renewals thereof, Lessee shall pay to Lessor, as additional rent, Lessee's Pro Rata Share of the costs paid or incurred by Lessor in managing, operating, maintaining and repairing the Building, and any additions to the Building (except only for structural repairs set forth in Article VI, Section 2) and in maintaining and repairing the Land, including, without limitation, parking areas, driveways, walkways, and landscaping thereon. Such costs shall include, without limitation: (1) all costs of providing utilities, (including, without limitation, where applicable, heat, cooling, and light), for maintaining and repairing the common areas of the Building, the parking areas, driveways and walkways on the Land (including, without limitation, resurfacing, striping and sweeping) and removing snow and ice from the parking areas, driveways and walkways on the Land and from the roof of the Building; (2) all costs of maintaining and repairing all drainage, sewage and/or septic systems and utility facilities and equipment on the Land whether above or underground; (3) all costs of operating, maintaining and repairing the Building and any additions thereto (structural repairs set forth in Article VI, Section 2 excepted), including without limitation, security and traffic control, maintenance and repair of all fixtures and equipment and utility facilities, including sewer and/or septic systems not serving exclusively the Demised Premises nor serving exclusively any other tenant; (4) reasonable management, legal, accounting and other professional fees (including management fees) incurred in connection with the operation, maintenance and management of the Building and the Land. The Tenant's cost of legal, accounting, or professional fees shall not exceed five cents ($.05) per square foot in any given year.

Section 6. During the Original Term and any extensions or renewals thereof, Lessee shall pay Lessor, as additional rent hereunder, Lessee's Pro Rata Share of Lessor's cost of the following insurance on the Building and the Land: fire, extended coverage, flood, earthquake, boiler and machinery, and such other insurance covering all hazards included within customary "all risks" coverage, including without limitation insurance covering fire, lightning, vandalism, malicious mischief, and sprinkler leakage, said insurance to be on a full value, repair, or replacement basis as determined by Lessor; loss of rents insurance; and such other insurance as may be requested by Lessor's mortgagee. In addition, notwithstanding the foregoing, Lessee shall pay as additional rent, 100% of Lessor's cost of any insurance with respect to the Building or the Land which is attributable solely to Lessee's particular use of the Demised Premises.

Section 7. During the original term and any extensions or renewals thereof, Lessee shall pay Lessor, as additional rent hereunder, Lessee's Pro Rata Share of Lessor's cost for comprehensive liability insurance indemnifying the Lessor against all claims and demands for any injury to persons or property which may be claimed to have occurred in or upon the Building or the Land in such amounts as Lessor shall from time to time determine.

Section 8. Lessee's Pro Rata Share of Lessor's costs relating to real estate taxes, operating expenses and insurance, referred to in Sections 3 through 7 of this Article III, shall be paid in advance in 12 equal monthly estimated installments (based on an amount estimated by Lessor) due and payable on the same dates as the monthly installments of annual base rent payable hereunder. Lessee's obligation to pay its Pro Rata Share of Lessor's costs relating to real estate taxes, operating expenses, and insurance (and ail other charges in the nature of additional rent provided in this Lease) shall begin as of the Commencement Date of this Lease and shall not be affected by any "free rent" or other concessions relating to Lessee's obligation to pay the Original Annual Base Rent provided in Section 1 of this Article III. As of the end of each fiscal year of Lessor (meaning the twelve-month period used by the Lessor preparing its annual financial statements), Lessor shall furnish to Lessee a statement in reasonable detail setting forth the computation of such costs; thereupon Lessee shall pay any deficiency, and any overpayment shall be refunded to Lessee. If the Lease shall commence on a date other than the first day of Lessor's fiscal year, or terminate on a date other than the last day of Lessor's fiscal year, the Lessee for that respective fiscal year shall pay to the Lessor only a proportionate share of Lessor's costs for the whole fiscal year as shall be proportionate to the portion of the fiscal year contained within the term (as extended or renewed) of this Lease. Lessor's initial estimate of the monthly installments payable by Lessee hereunder is attached hereto as Exhibit D.

Section 9. This is, and is intended to be, a NET LEASE, and accordingly, except as expressly otherwise provided for herein, all charges, assessments and impositions made upon the Land and the Building and all costs, expenses and other obligations paid or incurred by Lessor of any kind or nature whatsoever in insuring, maintaining and/or repairing the Demised Premises or the Building or the Land or any additions to the Building, (other than costs of maintaining or repairing the interior of space leased to others or available for lease to others and other than structural repairs set forth in Article VI, Section 2 hereof) shall be included in determining Lessor's costs of which Lessee is obligated to pay a pro rata share or the entirety, as the case may be, as provided hereinabove.

Section 10. All payments of base rent and additional rent hereunder shall be mailed or delivered to the Lessor, when due as set forth herein without offset or deduction and without previous demand therefore and if other than cash be made payable to the order of Teachers Pennsylvania Realty, Inc. (Lessor), c/o The Flynn Company (Rental Agent for Lessor) at 1621 Wood Street, Philadelphia, PA 19103, or otherwise as Lessor may notify Lessee from time to time.

                                   Article IV
                                    Covenants

Lessee covenants and agrees as follows:

(a) To pay when due the said base rent and additional rent at the times and in the manner set forth herein.

(b) To procure any and all licenses and permits required for any use to be made of the Demised Premises by Lessee, to keep the Demised Premises equipped with all safety appliances required by law or ordinance because of any use of the Demised Premises by Lessee and to make any alterations or changes which may be necessary to meet the obligations and standards promulgated under the Occupational Safety and Health Act of 1970 which are related to Lessee's use and occupation of the Demised Premises.

(c) To pay promptly when due the entire cost of any work to the Demised Premises undertaken by Lessee so that said premises shall at all times be free of liens for labor and materials; to procure all necessary permits before undertaking such work; to do all of such work in a good and workmanlike manner, employing new materials of good quality and complying with all governmental and insurance requirements; and to save Lessor harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work including, without limitation, reasonable attorneys' fees. If so requested by Lessor, Lessee shall take over Lessor's defense in any action related to work undertaken by Lessee on the Demised Premises.

(d) To permit Lessor and anyone claiming under Lessor at reasonable times to enter into and examine the Demised

     Premises and to show the Demised Premises to prospective purchasers or tenants, provided that Lessor shall not thereby unreasonably interfere with the conduct of Lessee's business; to permit Lessor to enter said premises to make such repairs, improvements, alterations or additions thereto as may be required in order to comply with the requirements of any public authority having jurisdiction of the Demised Premises, or as may be required of Lessor under the terms of this Lease, provided that such entry shall not unreasonably interfere with the conduct of Lessee's business; and to permit the affixing to any suitable part of the Demised Premises reasonable notice for letting or selling the Demised Premises or the Building; to permit Lessor to enter the Demised Premises at any time to make emergency repairs.

(e) To pay when due any and all State, Federal or local taxes based upon Lessee's personal property or resulting from any permitted alteration, additions or improvements made by Lessee to the Demised Premises.

(f) To conform to and comply with all laws, orders and regulations of any governmental authorities and any public body or officer having jurisdiction over the Demised Premises.

(g) To comply with any rules, regulations or recommendations of the National Board of Fire Underwriters, any rating bureau, or any similar association performing such function, and any insurance company insuring the Demised Premises with respect to the Demised Premises and/or Lessee's use and occupation thereof, so long as Lessee shall not be required to make structural changes unless required by Lessee's particular use of the premises.

(h) To keep the Demised Premises adequately heated for the protection of the plumbing herein.

(i)  To permit no waste with respect to the Demised Premises.

(j) To permit no storage of materials outside of the Demised Premises except for such temporary storage as may be required for reasonable periods of time due to unforeseen circumstances or emergencies.

(k) To comply with such reasonable rules and regulations now or hereafter made by Lessor for and with respect to the care and use of the Building, the Land and their facilities and approaches, it being understood that Lessor shall not be liable to Lessee for the failure of any other tenants of the Building to conform to such rules and regulations.

(1) Not to do, or suffer to be done, or to keep, or suffer to be kept, or omit to do anything in, upon or about the Demised Premises which may prevent the obtaining of any insurance on the Building or the Demised Premises or which may make void or voidable any insurance on the Building or the Demised Premises.

                                   Article V
                         Use of Demised Premises

Section 1. The Lessee shall have the right to use the Demised Premises only for Permitted Uses and for no other purpose whatsoever, but in no event shall Lessee conduct at the Demised Premises any use or do anything which is offensive, constitutes a nuisance or violates any provisions of any zoning, building or other applicable laws, ordinances or regulations.

Section 2. Lessee further agrees to conform to the following provisions during the entire term of this Lease or any extension thereof;

(a) Lessee shall always conduct its operations in the Demised Premises under its present trade name or any future trade name which is not offensive or in violation of law, unless Lessor shall otherwise consent in writing, which consent shall not be unreasonably withheld;

(b) Lessee shall not permit any auction, fire, going-out-of-business, or bankruptcy sales or any retail sales whatsoever to be conducted within the Demised Premises, without the prior written consent of the Lessor;

(c) Lessee shall not use the sidewalks, parking areas or other outside areas for advertising or business purposes or otherwise obstruct the same;

(d) Lessee shall, at its own cost and expense, be responsible for the prompt regular removal of all trash, refuse, and the like, from the Demised Premises and shall insure that same be kept in covered containers at all times;

(e) All curtains and other window treatments visible from the exterior of the Demised Premises shall be white in color;

(f) Lessee shall take whatever measures are necessary to insure that floor load limitations are not exceeded in the Demised Premises; and

(g) Lessee shall not cause any offensive odors or loud noise (including, but without limitation, the use of loudspeakers), nor take nor permit any action which constitutes a nuisance or menace to any other occupant of other premises in the Building, and in no event shall any loud noises or offensive odors be emitted from the Demised Premises.

                                   Article VI
                             Repairs and Alterations

Section l. The Lessee shall keep the Demised Premises in a neat, clean, sanitary condition and in good order and repair and in good working condition, including all electrical, plumbing, gas, sprinkler, and equipment within or serving the Demised Premises (including without limitation the maintenance, repair and/or replacement of the HVAC system serving the Demised Premises), and all fixtures and interior walls, floors, ceilings, signs (including exterior signs where permitted) and all interior building appliances and similar equipment and the exterior and the interior portions of all windows, window frames, doors, door frames, and all other glass or plateglass thereon. In connection therewith, and without limiting Lessee's obligations hereunder, Lessee shall perform the maintenance as set forth on the HVAC maintenance schedule attached hereto as Exhibit E and made a part hereof. Lessor shall use reasonable efforts to assign to Lessee or to enforce on Lessee's behalf any written warranties from contractors or manufacturers applicable to repairs and replacements to be performed by Lessee.

Section 2. The Lessor shall, at its own expense, promptly after receipt of written notice from the Lessee, make any necessary repairs to the roof, foundations, beams, girders, mullions and exterior walls of the Demised Premises only (exclusive of glass, window frames, windows, doors, door frames, and signs, which repairs shall be made by the Lessee) except where such repairs are required by reason of any act or negligence of the Lessee, its employees, agents, licensees, suppliers, contractors, or guests ("structural repairs"). The Lessor shall commence repairs to be made by it as promptly as practicable after the receipt of such notice; provided, however, that the Lessor (without limiting Section 15 of Article XXII hereof) shall not be liable for a delay in commencement of the making of such repairs or for a delay or failure to complete such repairs where such delay or failure is attributable to strikes or other labor conditions, inability or difficulty in obtaining materials or services, wars, delays due to the weather, or other cause beyond the reasonable control of the Lessor.

Section 3. Lessor shall be responsible for the maintenance of the grass and shrubs located on the Land and shall be responsible for maintaining, repairing and lighting of common areas of the Building and maintaining, repairing, lighting and removing snow from the parking areas, driveways and walkways on the Land, except where the necessity thereof is due to the willful or negligent acts of Lessee or its agents, employees, licensees, suppliers, contractors or guests.

Section 4. All costs paid or incurred by Lessor in performing any of its obligations under this Article VI (except for structural repairs set forth in Section 2 hereof) shall be included in Lessor's costs of maintaining and repairing as set forth in Article III, Section 5.

Section 5. The Lessee shall at the expiration or earlier termination of this Lease remove its goods and effects and peaceably yield up the Demised Premises, clean and in the same order, repair and condition as at the Commencement Date of the term hereof, or as the same may be put in during the term hereof, reasonable wear and tear excepted (provided good maintenance practices are employed), except for repairs which the Lessor agrees to make as herein provided, and except for damage by fire or insured casualty, and Lessee shall promptly repair any injury done to the Demised Premises, the Building or the Land by the installation or removal of the Lessee's fixtures or other property.

Section 6. The Lessee shall have the right at its expense to make alterations, improvements or additions to the interior of the Demised Premises, provided that;

(a) No such alteration, addition or improvement shall lessen the fair market value of the Demised Premises or the Building, and any such alteration, addition or improvement shall be done in accordance with all applicable laws, in a good and workmanlike manner with good quality material, and shall not impair the safety of the structure of the Building.

(b) Any such alteration, addition, or improvement shall be made in accordance with previously prepared plans and specifications, and such plans and specifications must have the written approval of the Lessor before any work thereon shall be commenced, such approval with respect to non-structural alterations, not to be unreasonably withheld. With respect to structural alterations, improvements or additions, Lessor shall have absolute discretion to withhold or grant its consent.

(c) Prior to the commencement of work on any such alteration, addition, or improvement, the plans and specifications covering the same shall have been submitted to and approved by:

1. All municipal or other governmental departments or agencies having jurisdiction over the subject matter thereof, and

2. Any mortgagee having an interest in or lien upon the Building or the Land, if required by the terms of the mortgage, it being understood that the Lessor will join in any application to any such mortgagee to obtain such approval with respect to any alteration, addition, or improvement which the Lessor shall have approved under subparagraph b above.

(d) The Lessee shall pay the increased premium, if any, for the insurance coverage of the Demised Premises or the Building resulting from any additional risk during the course of construction or installation of any such alteration, addition, or improvement or resulting from such alteration, addition or improvement.

All additions, improvements and fixtures (other than the usual trade fixtures, furniture and equipment installed by the Lessee which may be removed from the Demised Premises without injury thereto) which may be made or installed by either the Lessor or the Lessee and which are attached to a floor, wall or ceiling, including any linoleum or other floor covering of similar character, shall remain upon the Demised Premises, and at the expiration or earlier termination of this Lease shall be surrendered with the Demised Premises as a part thereof. However, the Lessor upon termination of this Lease may require the Lessee at Lessee's expense to restore the Demised Premises to their condition at the commencement of this Lease in whole or in part.

Any trade fixtures, furniture and equipment owned by the Lessee which may be removed from the Demised Premises without injury thereto shall remain the property of the Lessee and shall be removed by the Lessee from the Demised Premises without injury thereto prior to the expiration or earlier termination of this Lease. In the event Lessee fails to remove said fixtures, furniture and/or equipment prior to the expiration or earlier termination of this Lease they shall be deemed abandoned and may be disposed of by Lessor in any way it sees fit, and Lessor shall not be liable to Lessee for any such disposal.


Section 7. Without limiting Lessee's obligations in this Lease or elsewhere, Lessee shall promptly, after notice from the Lessor, repair at its own expense any damage to the exterior of the Demised Premises, the Building or to the utilities serving the Demised Premises (including the HVAC system), or to the Land (including without limitation the parking areas, driveways, walkways, and grass and shrubs located on the Land) caused by any act or negligence of the Lessee, its agents, employees, licensees, suppliers, contractors, or guests.

Section 8. It is understood that Lessor's obligations under this Article VI are subject to the provisions and limitations set forth in Article XV and XVI.

                                   Article VII
                                    Utilities

The Lessee shall pay when due all charges for utility services provided to the Demised Premises including, without limitation, electricity, gas, water, telephone, and the cost of fuel to heat or air condition the Demised Premises. If water consumed by the Demised Premises is not metered separately from water consumed by the remainder of the Building, Lessee shall pay to Lessor, in accordance with the provisions of Section 8 of Article III, Lessee's Pro Rata Share of the aforesaid. The aforementioned share is based on the assumption that water in the Demised Premises will be used only for ordinary drinking and lavatory purposes. If water is consumed in the Demised Premises for other purposes or in excessive quantities or if Lessee's heating and/or cooling requirements are materially greater than that of other tenants or prospective tenants, then Lessee shall pay to Lessor, on demand from time to time, charges for said additional water as reasonably estimated by Lessor. Lessor reserves the right to install a water meter to measure water consumption in the Demised Premises if not installed at the

Commencement Date. The Lessor shall not be liable for any interruption of electricity, gas water, telephone, sewage and/or septic system or other utility service supplied to the Demised Premises, when in Lessor's judgment it is deemed necessary by reason of accident, emergency, repair work, or otherwise. No such interruption or stoppage of utility service shall be deemed to be an eviction of the Lessee or relieve Lessee from any of the Lessee's obligations under this Lease.

                                  Article VIII
                    Indemnity and Public Liability Insurance

Section 1. The Lessee shall assume exclusive control of the Demised Premises, and all tort liabilities with respect to the control or occupancy thereof and shall save the Lessor harmless and indemnified from all injury, loss, claims or damage of whatever nature to any person or property in or about the Demised Premises, the Building and/or the Land, arising from any act, omission or negligence of the Lessee or Lessee's subtenants or concessionaires or the employees, agents, contractors, suppliers, licensees, invites, or customers of any of the foregoing or otherwise resulting from Lessee's use, maintenance and occupancy of the Demised Premises or any thing or facility kept or used thereon. Upon request of Lessor, the Lessee shall take over the Lessor's defense in any action related to such matter for which Lessee has agreed to indemnify Lessor.

Section 2. Lessee agrees to maintain in full force during the term hereof, and any extensions thereof, a policy of public liability and property damage insurance under which the Lessor (and such other persons as are in privity of estate with Lessor as may be set out in notice from the Lessor from time to time) and Lessee are named as insureds, and under which the insurer agrees to indemnify and hold Lessor and those in privity of estate with Lessor harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries, and damages mentioned in Section 1 of This Article VIII. Each such policy shall be non-cancellable with respect to the Lessor and Lessor's said designees without ten (10) days' prior written notice to Lessor, and a duplicate original or certificate thereof shall be delivered to Lessor upon execution of this Lease. The minimum limits of liability of such insurance shall be One Million Dollars ($1,000,000) for injury (or death) to any one person, and Two Million Dollars ($2,000,000) for injury (or death) to more than one person, and Five Hundred Thousand Dollars ($500,000) with respect to damage to property.

Section 3. Neither the Lessor nor any agent or employee of the Lessor shall be liable for any loss or damage to the person or property of the Lessee, or of any subtenant, or concessionaire, or of any employee, customer, licensee, invitee, contractor or supplier, or guest of any of the foregoing, except where such damage is attributable solely to the negligence of the Lessor its agents or employees. Without in any way limiting the generality of the foregoing, Lessor, its agents or employees shall not be liable, in any event, for any such damage resulting;

(a) from the interruption to business resulting from theft, fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of said Demised Premises, or from the pipes, appliances or plumbing or from dampness or any other cause;

(b) from any hidden defect in, under or upon the Demised Premises, the Building or the Land; and/or

(c) from acts or omissions or persons occupying adjacent premises or otherwise entitled to use the Building and/or Land.

Section 4. Lessor shall not be liable to Lessee for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Lessor's entering the Demised Premises for any of the purposes in this Lease authorized, or for repairing the Demised Premises or any portions of the Building or Land in accordance herewith, nor shall any such entry, interruption or similar event give rise to a claim in Lessee's favor that such event constitutes actual or constructive, total or partial, eviction from the Demised Premises.

                                   Article IX
                      Fire and Extended Coverage Insurance

Section 1. The Lessor shall obtain the insurance for which Lessee makes required payments to Lessor under Article III, Section 6.

Section 2. The Lessee shall not acquire, by being named, at the election of Lessor, as insured under any fire or extended coverage insurance on the Demised Premises or the Building, any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse any checks or other instruments in payment of loss in which the Lessee is named as payee.

Section 3. The Lessee shall, at its own expense, maintain fire and comprehensive casualty insurance of adequate amounts with respect to its own fixtures, merchandise, equipment and other property contained in the Demised Premises, it being understood that all merchandise, furniture, fixtures, effects and property of every kind of the Lessee which may be in the Demised Premises, or the Building or on the Land shall be at the sole risk and hazard of the Lessee.

                                    Article X
                                     Signs

The Lessee shall submit to the Lessor, for Lessor's prior approval, the design and specifications for any signs to be installed by Lessee. All Lessee's signs shall conform to Lessor's signage standards attached hereto as Exhibit F and to any applicable municipal or other law, rules, ordinance or code. If a building permit is required to install Lessee's sign, Lessee shall furnish Lessor with a copy of such permit prior to installation. Lessee shall maintain and keep in good repair any signs erected by it. Lessee shall be responsible for any repairs to the Demised Premises or the Building related to the erection of said signs. Lessee shall remove all of its signs upon expiration of the term or earlier termination of this Lease and shall promptly repair any damage related to the erection or removal of said signs.

                                   Article XI
                            Assignment or Subletting

A. Lessee shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Lessee, or assign this Lease for security purposes, without the prior written consent of Lessor, and such restrictions shall be binding upon any assignee or sublessee to which Lessor has consented. In the event Lessee desires to sublet the Premises, or any portion thereof, or assign this Lease, Lessee shall give written notice thereof to Lessor at least 90 days but no more than 180 days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed sublessee or assignee, the relevant terms of any sublease, and copies of financial reports and other financial information of the proposed sublessee or assignee. Notwithstanding any permitted assignment or subletting, Lessee shall at all times remain directly and primarily responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this Lease. Upon the occurrence of an "event of default" (as hereinafter defined), if the Premises or any part thereof are then sublet, Lessor, in addition to any other remedies provided herein or by law, may collect directly from such sublessee all rents due and becoming due to Lessee under such sublease and apply such rent against any sums due to Lessor from Lessee hereunder. No such collection directly from an assignee or sublessee shall be construed to constitute a novation or a release of Lessee from the further performance or Lessee's obligations hereunder.

B. In addition to Lessor's right to approve any sublessee or assignee, Lessor shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised by Lessor's giving Lessee written notice thereof within sixty (60) days following Lessor's receipt of Lessee's written notice as required above. If this Lease shall be terminated with respect to the entire Premises the Term shall end on the date stated in Lessee's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Lessor recaptures only a portion of the Premises, the rent during the unexpired Term shall abate, proportionately, based on the rent as of the date immediately prior to such recapture. Lessee shall, at Lessee's own cost and expense, discharge in full any outstanding commission obligation or the part of Lessor with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are captured pursuant hereto and rented by Lessor to the proposed lessee or any other lessee.

C. Consent by Lessor to any assignment or subletting shall not include consent to the assignment or transferring of any lease renewal option rights or space option rights of the Premises, special privileges or extra services granted to Lessee by this Lease, or addendum or amendment thereto of letter or agreement (and such options, rights, privileges or services shall terminate upon such assignment), unless Lessor specifically grants in writing such options, rights, privileges or services to assignee or sublessee. Any sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions or this Article shall be void.

D. In the event that Lessee sells, sublets, assigns or transfers this Lease and at any time receives periodic rent and/or other consideration which exceeds that which Lessee would at that time be obligated to pay to Lessor, Lessee shall pay to Lessor 100% of the gross increase in such rent as such rent is received by Lessee and 100% of any other consideration received by Lessee from such sublessee in connection with such sublease, or in the case of an assignment of this Lease by Lessee, Lessor shall receive 100% of any consideration paid to Lessee by such assignee in connection with such assignment.

E. Should Lessor agree to authorize and execute an assignment or sublease agreement, Lessee will pay to Lessor on demand a sum equal to all of Lessor's costs, including attorneys' fees, incurred in connection with such assignment or transfer.

F. The nature of the occupancy, the use and the manner of use of the Premises by the proposed subtenant or assignee shall not impose on Lessor any requirements of the Americans with Disabilities Act (ADA) of 1990 in excess of those requirements imposed on Lessor in the absence of such proposed subtenant or assignee or such occupancy, use or manner of use, unless such proposed subtenant or assignee shall have agreed to comply with each of such excess requirements and, at Lessor's option, shall have furnished Lessor with such security as Lessor may require to assure that such subtenant or assignee shall so comply.


                                  Article XII
                                  Subordination

Section 1. The Lessee shall from time to time, within ten (10) days after written demand of Lessor, either (as demanded by Lessor) subordinate this Lease or make this Lease superior to any existing and/or future Mortgage heretofore or hereafter placed upon the Land and to any renewal, modification, replacement or extension of such Mortgage, and to any and all advances made to or to be made thereunder, provided that said Mortgagee enter into an agreement with Lessee by the terms of which the Mortgagee under said Mortgage will agree that in the event of foreclosure thereof, said Mortgagee will not disturb the possession of the Lessee under the Lease so long as the Lessee is not in default hereunder and the Lessee will agree to recognize the holder of such Mortgage as the Lessor in such event, which agreement shall be made expressly binding upon the successors and assigns of the Lessee, and the Mortgagee and upon anyone purchasing said Demised Premises or Building at any foreclosure sale. Notwithstanding the foregoing if requested by Lessor or a Mortgagee of the Demised Premises, Lessee agrees to promptly execute a Subordination and Attornment Agreement substantially in the form attached hereto as Exhibit G, or in the mortgagee's standard form containing its usual terms and conditions, and failure to execute such an agreement promptly upon request shall be a default under this Lease. The Lessee and the Lessor agree to execute and deliver any instruments necessary to carry out the agreements contained in this Section. Any such Mortgage to which this Lease shall be subordinated or be made superior may contain such other terms, provisions and conditions as the Mortgagee deems usual or customary. The Lessee hereby irrevocably appoints the Lessor and any successor or assigns its attorney-in-fact (which appointment is coupled with an interest) to execute and deliver any such instrument of subordination for and on behalf of the Lessee and its successors and assigns.

Section 2. If any Mortgagee elects by written notice given to the Lessee, to have this Lease and the interest of the Lessee hereunder superior to any such Mortgage then this Lease and the interest of the Lessee hereunder shall be deemed superior to any such Mortgage, whether this Lease was executed before or after such Mortgage.

Section 3. Lessee will, upon request by Lessor or any Mortgagee, from time to time, execute and deliver to such party (a) an "estoppel Letter", so called, in form satisfactory to such party and/or (b) a copy of every notice of default delivered by Lessee to Lessor at the same time and in the same manner as to Lessor and/or (c) an agreement consenting to an assignment of this Lease to such party and acknowledging such assignment.

Section 4. For purposes hereof, the term "Mortgage" shall mean any real estate mortgages, ground leases, deeds of trust, security agreements or indentures affecting the Land or the Building; the term "Mortgagee" shall include the holder of any such real estate mortgage, any ground lessor or any trustees or holders of any such security agreements or indentures.

                                  Article XIII
                                    Self-Help

If the Lessee shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed, and shall not cure such default within thirty (30) days after notice from Lessor specifying the default (or, if said default cannot reasonably be expected to be cured within such thirty-day period, shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence) Lessor may, at its option, without waiving any claim for breach of agreement, at any time thereafter cure such default for the account of Lessee, and make all necessary payments in connection therewith, including but not limiting the same to reasonable counsel fees, costs or charges of or in connection with any legal action which may have been brought, and any amount paid by Lessor in so doing shall be deemed paid for the account of Lessee and Lessee agrees to reimburse Lessor therefore with interest thereon at 18% per annum, such sums payable by Lessee to Lessor to be deemed additional rent; provided that Lessor may cure any such default as aforesaid prior to the expiration of any waiting or cure period but after Lessor has exerted best efforts to give actual notice (by telephone or otherwise), if the curing of such default prior to the expiration of said waiting or cure period is reasonably necessary to protect the real estate or Lessor's interest therein, or to prevent injury or damage to persons or property.


                                  Article XIV
                              Waiver of Subrogation

Lessor and Lessee each hereby releases the other from any and all liability or responsibility to the other (or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to the Demised Premises or property thereon against which the waiving party is protected by insurance, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasors policies shall contain a clause or endorsement to the effect that any such release shall not adverselv affect or impair said policies or prejudice the right of the releasor to recover thereunder. Lessor and Lessee each hereby agree that it shall cause such clause or endorsement to be included in its insurance policies with respect to the Demised Premises, if available, and, if necessary, pay any additional premium, that may be charged therefore.

                                   Article XV
                              Damage by Fire, Etc.

Section 1. If the Demised Premises or the Building shall be damaged or destroyed by fire, windstorm or any other insured casualty, the Lessee shall immediately give notice thereof to the Lessor and unless this Lease is terminated as hereinafter provided, the Lessor at his own expense shall repair or rebuild the same so as to restore the Demised Premises (but not any leasable improvements, alterations, additions or improvements made by or for Lessee) to substantially the same condition they were in immediately prior to such damage or destruction, subject, however, to zoning and building laws then in existence, provided that the Lessor shall not be responsible for any delay in such repair or reconstruction which may result from any cause beyond its reasonable control, and provided further that Lessor shall not be required to expend more than the net amount of insurance proceeds, if any, received by Lessor for such purposes, it being understood that the application of insurance proceeds is subject to the right of any first mortgagee of the Demised Premises.

Section 2. If either the Demised Premises or the Building shall be damaged or destroyed to the extent of twenty-five percent (25%) or more on a square footage basis by any cause (whether insured against by the Lessor or not), the Lessor may elect by written notice to the Lessee either to terminate this Lease or to repair or rebuild on the conditions set forth in
Section 1.

Section 3. If the Demised Premises or the Building shall, within the last year of the Original term of this Lease or the last year of any extended term hereof, be damaged or destroyed by any cause to such extent that the same cannot be reasonably expected to be restored to substantially the same condition as prior to such damage or destruction within ninety (90) days from the time that such repair or restoration work would be commenced, then the Lessor shall have the right to terminate this Lease by notice to the Lessee given within sixty (60) days after the occurrence of such damage or destruction.

Section 4. In the event that the Demised Premises or the Building are damaged or destroyed by any cause, then, unless this Lease is terminated as above provided, the Lessee, at its own expense and proceeding with all reasonable dispatch, shall repair or replace suitably all trade fixtures, equipment, signs or other property installed by or belonging to the Lessee which shall be damaged or destroyed.

Section 5. If this Lease is not terminated as above provided, then from and after such damage which is material and until the Demised Premises are restored as above provided, the rent reserved herein shall abate, either wholly or proportionately, according to the nature and extent of the injury.

                                   Article XVI
                                 Eminent Domain

Section 1. If as a result of any taking by eminent domain which shall be deemed to include a voluntary conveyance in lieu of a taking, the total floor area remaining in the Demised Premises shall be reduced to less than fifty (50%) percent of the total floor area in the Demised Premises at the commencement of the term hereof, then at the election of the Lessor, exercisable by written notice given to the Lessee within ninety (90) days after the date of the filing of the notice of such taking, this Lease may be terminated as of the date when the Lessee is required to vacate the Demised Premises or the portion thereof so taken, notwithstanding that the entire interest of the Lessor may have been divested by such taking, and if following any such taking the Lessor does not terminate this Lease, then the Lessor at the Lessor's expense, but only to the extent of the award actually received by the Lessor for any such taking, (subject to the rights of any first mortgagee of the

Demised Premises) and proceeding with all reasonable dispatch shall do such work as may be required to put what may remain of the Demised Premises in proper condition for the conduct of the Lessee's business, and the Lessee, at the Lessee's expense and proceeding with all reasonable dispatch, shall make such alterations, repairs and replacements of the trade fixtures, equipment, signs or other property installed by or belonging to the Lessee as may be necessary to put the remainder of the Demised Premises in proper condition for the Lessee's business. From and after the date on which the Lessee is required to vacate the portion of the Demised Premises so taken, a just proportion of the rent reserved herein according to the nature and extent of the taking of the Demised Premises, shall be abated until the Demised Premises are restored to such condition that the Lessee can commence business therein, and from and after the date on which the Lessor shall restore the Demised Premises in the manner above provided the rent shall be reduced in the proportion that the floor area of the portion of the Demised Premises so taken bears to the floor area of the Demised Premises at commencement of the term hereof.


Section 2. In the event of a taking, as defined herein, of 25% or more of the Land or the Building and even though such taking leaves at least fifty (50%) percent or more of the floor area of the Demised Premises remaining, the Lessor shall nonetheless have the right to terminate this Lease by notifying the Lessee of the Lessor's election to terminate within ninety (90) days after the final determination of the amount of the award, or to restore any part of the Demised Premises so remaining and in the case of such restoration, the rent shall be abated to the extent provided above.

Section 3. The Lessor reserves and excepts all rights to damages to the Land, the Building, the Demised Premises and the leasehold hereby created, or awards with respect thereto, then or thereafter accruing, by reason of any taking by eminent domain or by reason of anything lawfully done or required by any public authority, and the Lessee grants to the Lessor all the Lessee's rights, if any, to such damages except with respect to the value of its personal property and its relocation expenses, which may be compensable by a separate award and shall execute and deliver to the Lessor such further instruments of assignment thereof as the Lessor may from time to time request.


                                  Article XVII

                                     Default

Section 1. This Lease is made on the condition that if the Lessee shall fail to perform any obligation hereunder in payment of base rent, additional rent, or in payment of any other sums due under this Lease, and such failure shall continue for ten (10) days after receipt of written notice from Lessor, or for thirty (30) days after receipt of written notice of default in the case of any other obligation (or, if said default cannot reasonably be expected to be cured within such thirty-day period, Lessee shall not within such thirty-day period promptly commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), or if the estate hereby created shall be taken on execution or other process of law, or if the Lessee shall be declared bankrupt or insolvent according to law, or if the Lessee shall make or offer to make, in or out of bankruptcy, a composition with the Lessee's creditors, or if the Lessee shall make an assignment for the benefit of its creditors, or if the Lessee shall commit any act of bankruptcy, or if a receiver, trustee or other officer shall be appointed to take charge of all or any substantial part of the Lessee's property by a court, or if a petition shall be filed by or against the Lessee for the reorganization of the Lessee or for an "arrangement" under the Bankruptcy Code or under any other provisions of the Bankruptcy Code or any successor or similar State or Federal statute or regulation now or hereafter in effect, and the same, if filed against but not by Lessee, shall not be dismissed within thirty (30) days after the date on which it is filed, then and in any of the said cases, notwithstanding any prior waivers or consent the Lessor lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without prior demand or prior notice (1) terminate this Lease by notice in writing forthwith, or on a date stated in said notice,
(2) with or without process of law (forcibly, if necessary) enter into and upon the Demised Premises or any part thereof in the name of the whole and repossess the same as of the Lessor's former estate, and (3) expel the Lessee and those claiming through or under the Lessee and remove its and their effects (forcibly, if necessary without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon entry as aforesaid this Lease shall terminate, the Lessee hereby waiving all statutory rights; and in case of such termination, or termination by reason of default on the part of the Lessee, the Lessee shall at the election of the Lessor, which election may be changed at any time:

     (a) pay to the Lessor in equal monthly installments, in advance, sums equal to the aggregate rent herein provided for or, if the Demised Premises have been relet, sums equal to the excess of the aggregate rent herein provided for over the sums actually received by the Lessor from such reletting, as well as any reasonable expenses incurred by the Lessor as a consequence of such default or in such reletting, including but not 1imited to, attorneys' fees, brokers' fees and expenses of repairing and putting the Demised Premises in good order and condition, and repairing the same for re-rental, such sums being payable, as liquidated damages for the unexpired term hereof; or

     (b) pay to the Lessor as damages a sum which, at the time of such termination or at the time to which installments of liquidated damages shall have been paid represents the amount by which the then rental value of the Demised Premises is less than the aggregate rent herein provided for the residue of the term and pay from time to time to the Lessor upon demand such additional sums as are equal to the excess, if any, of the aforesaid rental value of the Demised Premises over the rent actually received by Lessor for the Demised Premises for the period from such termination, or from the time to which installments of liquidated damages shall have been paid, or from the time to which these additional sums may have been paid by Lessee under this paragraph, whichever the case may be, to the time for which the Lessor may specify in its demand hereunder (but in no event to the time later than the expiration of the term hereof), plus, in any case, reasonable expenses of the Lessor by way of attorneys' fees, or otherwise, in connection with such default; or

     (c) indemnify the Lessor against loss of the aggregate rent herein provided for from the time of such termination or from the time to which installments of liquidated damages shall have been paid to the expiration of the term hereof as above set forth, plus, in any case, reasonable expenses of the Lessor by way of attorneys' fees, or otherwise, in connection with such default.

For the purposes of this Article, the phrase "aggregate rent" as used herein, shall include the annual base rent as adjusted from time to time, and all additional rent payable hereunder.

In the event of a default by the Lessee as above provided, if the Lessor shall elect not to terminate this Lease, it may relet the Demised Premises or any part or parts thereof in the name of either the Lessor or the Lessee, for a term or terms which may, at the Lessor's option, extend beyond the balance of the term of this Lease and may remove and store the Lessee's effects at the Lessee's expense, and the Lessee agrees that in the event of such reletting the Lessee shall pay Lessor any deficiency between the aggregate rent to be paid hereunder and the net amount of the rents collected during such reletting, as well as any expenses reasonably incurred by the Lessor as a consequence of such default or in such reletting, including but not limited to, attorneys' fees, brokers' fees and expenses of repairing and putting the Demised Premises in good order and preparing the same for re-rental. Such deficiency shall be paid in monthly installments upon statements rendered by the Lessor to the Lessee.

Section 2. All rights and remedies which the Lessor may have under this Lease shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of such rights and remedies may be exercised at the same time insofar as permitted by law.

Section 3. The Lessor shall not be deemed to be in default hereunder unless its default shall continue for thirty (30) days or such additional time as is reasonably required to correct its default, after written notice thereof has been given by the Lessee to the Lessor specifying the nature of the alleged default. In no event shall Lessor be liable for consequential or incidental damages, nor shall damages exceed the reasonable costs of performing the obligations of Lessor hereunder.

                                  Article XVIII
                                     Notices

Any notice, request, demand or other communication required or permitted by this Lease shall, until either party notifies the other in writing of a different address in accordance herewith, be deemed to be duly given if in writing and sent by registered or certified first class mail, postage prepaid, return receipt requested, addressed as follows: If to Lessor: addressed to the Lessor c/o The Flynn Company, 1621 Wood Street, Philadelphia, PA 19103. If to the Lessee, at Lessee's Address, as stated in Article I, Section 1 of this Lease.

                                   Article XIX
                                    Brokerage

Lessor and Lessee each warrants and represents to the other that it has not dealt with any broker in connection with this Lease or the Demised Premises, except the Authorized Broker named in Article I, Section 1 hereof, and each agrees to defend, indemnify and hold the other harmless from and against any and all claims for brokerage fees and commissions (except with respect to the Authorized Broker) by any broker claiming to have dealt with it in connection with this Lease.

                                   Article XX
                         Term "Lessee's Pro Rata Share"

As used in this Lease the term "Lessee's Pro Rata Share" shall mean the percentage stated in Article I, Section 1 of this Lease, so long as there are no additions to the Building. If any additions are made to the Building, then such term shall mean a fraction of the respective item, the numerator of which fraction shall be the then total leasable square footage of the Demised Premises and the denominator or which shall be the then total leasable square footage of floor area of the Building.

                                  Article XXI
                                Security Deposit

At the time of the execution hereof, Lessee shall pay to Lessor a Security Deposit in the amount provided in Article I, Section 1 of this Lease, to be held by Lessor without interest during the term hereof, and any extensions, and for so long thereafter as Lessee is in possession of the Demised Premises or has unsatisfied obligations hereunder to Lessor, which deposit the Lessor may apply from time to time against outstanding obligations of Lessee hereunder. Each time that the monthly installment of annual base rent shall increase Lessee shall promptly pay Lessor as additional Security Deposit the amount of any increase in the same monthly installment of annual base rent, said additional sums to be added to the Security Deposit held hereunder. Lessee shall have no right to require the Lessor to so apply said Security Deposit, nor shall Lessee be entitled to credit the same against rents or other sums payable hereunder. If and to the extent that Lessor makes such use of the Security Deposit, or any part thereof, the sum so applied by Lessor shall be restored to the Security Deposit by Lessee upon notice from Lessor, and failure to pay to Lessor the amount to be so restored (within the grace period applicable to rents hereunder) shall be a default hereunder giving rise to all of the Lessor's rights and remedies applicable to a default in the payment of rent. Any portion of said Security Deposit which has not been applied as aforesaid by Lessor shall be repaid by Lessor to Lessee at the end of the term and any extensions hereof, or as soon thereafter as all obligations of Lessee hereunder have been performed in full. Upon any conveyance by Lessor of its interest under this Lease the Security Deposit may be turned over by the Lessor to Lessor's grantee or transferee, and upon any such delivery of the deposit, Lessee hereby releases Lessor herein named of any and all liability with respect to the Security Deposit, its application and return, and Lessee agrees to look solely to such grantee or transferee, and it is further understood that this provision shall also apply to subsequent grantees and transferees.

                                  Article XXII
                            Miscellaneous Provisions

Section 1. No consent or waiver, express or implied, by the Lessor to or of any breach in the performance by the Lessee of its agreements hereunder shall be construed as a consent or waiver to or of any other breach in the performance by the Lessee of the same or any other covenant or agreement. No acceptance by the Lessor of any rent or other payment hereunder, even with the knowledge of any such breach, shall be deemed a waiver thereof nor shall any acceptance of rent or other such payment in a lesser amount than is herein required to be paid by the Lessee, regardless of any endorsement or any check or any statement in any letter accompanying the payment of the same, be construed as an accord and satisfaction or in any manner other than as a payment on account by the Lessee. No reference in this Lease to any sublessee, licensee or concessionaire, or acceptance by the Lessor from other than the Lessee of any payment due hereunder shall be construed a consent by the Lessor to any assignment or subletting by the Lessee, or give the Lessee any right to permit another to occupy any portion of the Demised Premises except as herein expressly provided. No waiver by the Lessor in respect of any one tenant shall constitute a waiver with respect to any other tenant. Failure on the part of the Lessor to complain of any action or non-action on the part of the Lessee or to declare the Lessee in default, no matter how long such failure may continue shall not be deemed to be a waiver by the Lessor of any of its rights hereunder.

Section 2. In no case shall mention of specific instances under a more general provision be construed to limit the generality of said provisions.

Section 3. The delivery of keys to Lessor or any employees of Lessor or the Lessor's agent or any employee thereof shall not operate as a termination of this Lease or surrender of the Demised Premises.

Section 4. If any installment of rent, base or additional, is paid more than 10 days after the due date thereof, at Lessor's election, it shall bear interest at 18% per annum from such due date of payment, which interest shall be immediately due and payable as additional rent.

Section 5. If the Lessee continues to occupy the Demised Premises after the termination hereof, it shall have no more rights than a tenant by sufferance, but shall be liable for 150% of the aggregate rental as above determined during such occupancy, and shall be liable for any loss or expense due to such holding over. Nothing in this section shall be construed to permit such holding over.

Suction 6. If any provision of this Lease or the application thereof to any person of circumstances shall be to any extent invalid or unenforceable the remainder of this Lease and the application to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 7. Lessor agrees that upon Lessee's paying rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Lessee shall and may peaceably and quietly have, hold and enjoy the Demised Premises during the term of this Lease and any extension thereof without any manner of hindrance or molestation from Lessor or anyone claiming under Lessor, subject, however, to rights of holders of present and future Mortgages and to the terms and provisions of this Lease.

Section 8. The conditions and agreements in this Lease contained to be kept and performed by the parties hereto shall be binding upon and inure to the benefit of said respective parties, their legal representatives, successors and assigns, and the same shall be construed as covenants running with the land. Wherever in this Lease reference is made to either of the parties, it shall be held to include and apply to the successors and assigns of such party as if in each case so expressed, unless the context requires otherwise and regardless of the number or gender of such party; provided, however, that the term "Lessor" as used in this Lease means only the owner for the time being of the Land, so that in the event of any sale or sales of the Land and Demised premises or of this Lease the Lessor shall be and hereby is entirely released of all covenants and obligations of the Lessor hereunder.

Section 9. This Lease shall constitute the only agreement between the parties relative to the Demised Premises and no oral statements and no prior written matter not specifically incorporated herein shall be of any force or effect. In entering into this Lease, the Lessee relies solely upon the representations and agreements contained herein. This agreement shall not be modified except by writing executed by both parties.

Section 10. The section and article headings throughout this instrument are for convenience and reference only and shall in no way be held to limit, define or describe the scope or intent of this Lease or in any way affect this Lease.

Section 11. If the Lessor shall at any time be an individual, joint venture, tenancy in common, joint regency, firm or partnership (general or limited), or a trust or trustee of a trust, it is specifically understood and agreed that there shall be no personal liability of any individual or any joint endure, tenant, partner (general or limited), trustee, shareholder, beneficiary or holder of a beneficial interest under any of the provisions hereof or arising out of the use or occupation of the Demised Premises by Lessee. The obligations of Lessor shall in all events be binding upon Lessor's equity in the Building and Land only, all in accordance herewith. It is further understood and agreed that the liability of any party who is a Lessor (whether the original Lessor or any successor Lessor) shall be limited to defaults occurring or arising during the period for which such party shall have been a Lessor, and such party shall not be liable for defaults occurring or arising at any time before such party obtained its interest as Lessor or after such party disposed of its interest as Lessor.

Section 12. In the event that prior to the Commencement Date any actual or proposed holder of a first mortgage on the Building or Land shall demand that this Lease be modified or amended in any respect (other than those provisions relating to rental, term, size, or location of the Demised Premises) and if Lessee shall fail to so modify or amend this Lease within fifteen (15) days after such demand, Lessee shall be deemed in default under this Lease. Lessee agrees to give within ten (10) days of written request such reasonable statements and certificates as may be requested by Lessor in connection with a mortgage closing or the sale of the Building or Land, or any portion thereof.

Section 13. This Lease shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

Section 14. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time, "promptly" or "a reasonable time", and such time shall be deemed to be extended by the period of such delay. For the purpose hereof, inability to pay normal charges incurred in connection with performance of an obligation hereunder (including, without limitation, payment of base rent or additional rent hereunder) does not constitute a cause beyond such party's reasonable control.

Section 15. Lessee shall provide Lessor with annual certified financial statements within ninety (90) days after the close of Lessee's fiscal year.

Section 16. Lessee shall not record this Lease, but upon request of either party, both parties shall execute and deliver a notice of lease, in form satisfactory to Lessor and appropriate for recording; the costs of such notice shall be borne by the requesting party.

Section 17. Lessee shall not do, and shall not permit Persons Within Lessee's Control to do, any act or thing in or upon the Premises or the Building which will invalidate or be in conflict with the Certificate of Occupancy for the Premises or the Building or violate any Requirements. Lessee shall, at Lessee's sole cost and expense, take all action, including any required Alterations necessary to comply with all Requirements (including, but not limited to, applicable terms of Local Laws No. 5 of 1973, No. 16 of 1984, No. 76 of 1985, No. 58 of 1987, and the Americans with

Disabilities Act of 1990 (the "ADA"), each as modified and supplemented from time to time) which shall with respect to the Premises or with respect to any abatement of nuisance, impose any violation, order or duty upon Lessor or Lessee arising from, or in connection with, the Premises, Lessee's occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a "place of public accommodation" under the ADA, or any installations in the Premises, or required by reason of a breach of any of Lessee's covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof. Notwithstanding the preceding sentence, Lessee shall not be obligated to perform any Alterations necessary to comply with any Requirements, unless compliance shall be required by reason of (i) any cause or condition arising out of any Alterations or installations in the Premises (whether made by Lessee or by Lessor on behalf of Lessee), (ii) Lessee's particular use, manner of use or occupancy of the Premises (as opposed to mere use as executive, general and administrative offices, (iii) any breach of any of Lessee's covenants or agreements under this Lease, or (iv) any wrongful act or omission by Lessee or Persons Within Lessee's Control, or (v) Lessee's use or manner of use or occupancy of the Premises as a "place of public accommodation" within the meaning of the ADA.

                                  Article XXIII
                       Prohibition of Lessee Abandonment

Lessee shall not vacate the Demised Premises or abandon part or all of the Demised Premises during the Original Term, and any extension thereof. At all times during the Original Term, and any extension thereof, Lessee agrees (i) to keep the Demised Premises adequately heated to the extent necessary to prevent the pipes from freezing and to prevent deterioration of the Demised Premises,
(ii) to keep the Demised Premises adequately secure so as to prevent the entry of unauthorized persons, and (iii) to fully and completely occupy the Demised Premises.

                                 Article XXIV
                    Hazardous Waste; Hazardous Material; Oil

Section 1. As used herein, the terms "Hazardous Material" shall mean material or waste, in whatever form, which because of its quantity, concentration, physical, chemical, corrosive, flammable, reactive, toxic, infectious or radioactive characteristics, either separately or in combination with any substance or substances, constitutes a present or potential threat to human health, safety, welfare, or to the environment or any other substance that is defined or listed as hazardous, toxic, or dangerous under any present or future environmental law or regulation or which is otherwise regulated, prohibited, or subject to investigation under any present or future environmental law or regulation including, without limitation, those substances which are included under 42 USC
Section 9601 (14), and insoluable or partially soluable oils of any kind or origin or in any form (including, without limitation, crude or fuel oils, lube oil or sludge, asphalt, insoluable or partially insoluable derivatives of mineral, animal or vegetable oils).

Section 2. Except as provided in Section 5 hereof, Lessee shall not use, maintain, generate or bring on the Demised Premises, the Building or the Land or transport or dispose of or from the Demised Premises, the Building or the Land (whether through the sewer or septic system or into the ground or by removal off-site or otherwise) any Hazardous Material and shall not voilate the provisions of any environmental law or regulation; and Lessee shall prevent any agent, servant, employee, contractor, supplier, guest, visitor, customer or invitee of Lessee, and of such parties, and any other party claiming under Lessee, from using, maintaining, generating or bringing on the Demised Premises, the Building or the Land or transporting or disposing of on or from the Demised Premises, the Building or the Land (whether through the sewer or septic system or into the ground or by removal off-site or otherwise) any Hazardous Material or from violating the provisions of any environmental law or regulation.

Section 3. Lessee shall deliver to Lessor, within ten (10) days after Lessee receives same, copies of all letters, inquiries, summons, subpoenas, complaints, restraining orders and any other written communication received by Lessee, and written notice of any oral communication received by Lessee, which written or oral communication relates to Lessee's compliance or noncompliance, the compliance or noncompliance of any activities being conducted on or from the Demised Premises, with any laws, orders, regulations and the like of any governmental authorities or any public body relating to Hazardous Materials or which writen or oral communication otherwise relates to the use, maintenance, generation, storage, treatment, transport or disposal of Hazardous Material on, from, or to the Demised Premises, the Building or the Land.

Section 4. Lessee shall be solely responsible for becoming informed of any new environmental laws and regulations and of any amendments made from time to time to existing environmental laws and regulations; the Lessor shall not be obligated to notify Lessee of any said amendments. In addition, Lessee shall execute affidavits, representations and the like from time to time at Lessor's request concerning Lessee's best knowledge and belief regarding the presence of Hazardous Materials on the property.

Section 5. In accordance with Exhibit H of the Lease, Lessee may engage in the activities described in Section 2 hereof provided (a) such activities are performed in a manner consistent with the highest standards of the industry, (b) such activities are performed in strict compliance with applicable statues, ordinances and regulations, including without limitation any applicable statutes, ordinances and regulations of the State where the building is located dealing with Hazardous Materials and (c) and except for those items listed on Exhibit H which Lessor has pre-approved as a condition of this Lease, Lessor gives its prior written consent to any such activities. Any request for Lessor's consent shall be in writing and shall include a list of particular Hazardous Materials to be used and a description of their purpose and intended applications and any other information that Lessor requests. Lessor shall not unreasonably withhold its consent provided that Lessee demonstrates strict compliance with requirements (a) and (b) above and provided further that in Lessor's reasonable judgment, Lessee's proposed use wi11 not pose a present or potential hazard to the health, safety or welfare of the occupants of the Demised Premises, the Building or Land or any other persons or a substantial present or potential risk or damage to the Demised Premises, the Building or the Land or any other property or pose a risk of potential liability on Lessor. As a condition of its consent, Lessor may require such alterations to the Demised Premises, the Building or the Land as may be reasonably necessary or appropriate to mitigate hazards associated with Lessee's proposed use. Any such alterations shall be at Lessee's sole expense upon Lessor's prior approval of the plans for such alterations. In consideration of Lessee's use of the Premises and Lessee's use of the pre-approved Hazardous Materials and substances as outlined in Exhibit H, Lessor agrees that no such alterations are required of Lessee as of the Lease Commencement Date.

Section 6.

a. (a) Lessee shall, at Lessee's sole expense, indemnify, defend and hold Lessor and Lessor's officers, trustees, employees, and agents harmless from any and all claims, judgments, damages, penalties, fines, costs, 1iabilities, obligations, defenses, 1iens or losses (including without limitation, diminution in value of the Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Property, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, actual attorneys' fees, consultation fees and expert fees) which arise during or after the Lease Term as a result of any of the activities by Lessee its employees, agents, contractors, or licensees or sublessees described in Section 2 hereof or as a result of any violation of the provisions of this Article HM by Lessee its employees, agents, contractors, or licensees or sublessees. This indemnification of Lessor by Lessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work, damages for personal injury and property damage, and claims for damages or rent offset by other tenants. The indemnity and hold harmless obligations of Lessee under this Article shall survive any termination of this Lease. Without limiting the foregoing, if the presence of any Hazardous Material on the Property caused or permitted by Lessee results in any contamination of the Property, Lessee shall promptly take all actions at its sole expense as are necessary to return the Property to the condition existing prior to the introduction of any such Hazardous Material to the Property; provided that Lessor's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions, in Lessor's sole and absolute discretion, would not potentially have any material adverse long-term or short-term effect on the Property. If Lessee fails to take such actions, Lessor may take such actions, and Lessee shall reimburse Lessor, for Lessor's expense in taking such actions no later than ten (10) days after each request for such reimbursement.

     b. It shall not be unreasonable for Lessor to withhold its consent to any proposed Assignment or Sublease if (i) the proposed Assignee's or Sublessee's anticipated use of the Premises involves the generation, storage, use, treatment, maintenance or disposal of Hazardous Material or any other activities described in Section 2 hereof; (ii) the proposed Assignee or Sublessee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Assignee's or Sublessee's actions or use of the property in question; or (iii) the proposed Assignee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.

     c. Any increase in the premiums for necessary insurance on the Property which arises from Lessee's use and/or storage of Hazardous Materials shall be solely at Lessee's expense. Lessee shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local governmental agency with jurisdiction.

     Section 7. In all events, Lessee shall indemnify Lessor in the manner provided elsewhere from any release of hazardous materials on the Premises occurring while Lessee is in possession, or elsewhere if caused by Lessee or persons acting under Lessee. The within covenants of this Article XXIV shall survive the expiration or earlier termination of the lease term.

     Section 8. Any breach of the provisions of this Article XXIV shall be deemed to be a breach and default of a material obligation of Lessee under this Lease; and Lessor shall have with respect thereto all remedies provided in this Lease for defaults of Lessee.

                                   Article XXV
                              Additional Provisions

Section 1.

     The Lessee shall have the option to extend the term of this Lease for an additional period of two (2) years (the "Extended Term") provided that Lessee is not in default and has given Lessor written notice of its election to extend the term no later than one hundred eighty (180) days prior to the expiration of the Original Term of this Lease. In the event that Lessee shall extend the term as aforesaid, such extension shall be upon the same terms and conditions as set forth herein, except that no further right to extend shall be deemed to be included, and except for the rental which shal1 be $5.35 s.f. triple net or an annual rent of $174,945.00 in year one of the option period and $5.56 s.f. triple net or an annual rent of $181,812.00 in year two of the option period.

Section 2. LESSOR'S MANAGEMENT AND INCOME TAX PROVISIONS

A. Any services which Lessor is required to furnish pursuant to the provisions of this Lease may at Lessor's option be furnished from time to time, in whole or in part, by employees of Lessor or by the Managing Agent of the Building and Land or by one or more third persons, and Lessor further reserves the right to require Lessee to enter into reasonable agreements with such persons in form and content approved by Lessor for the furnishing of such services.

B. Lessor shall have the right, at any time and from time to time, to unilaterally amend the provisions of the Lease if Lessor is advised by its Counsel that all or any portion or the monies paid by Lessee to Lessor hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code, regulation issues thereunder, and Lessee agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Lessee having to pay in the aggregate more money on account of its occupancy of the Demised Premises under the terms of this Lease as so amended, and provided further that no such amendment or amendments shall result in Lessee having less rights than it has prior to any such amendments or receiving under the provisions of this Lease less services than it is entitled to receive, nor services of a lesser quality, and provided further that Lessee's taxes do not increase as a result of such amendment or amendments.

EXECUTED under seal on the date first above written.

LESSEE: Nutri/System LP

By: /s/ Brian D. Haveson
    -------------------------

Title: President
       ----------------------

Dated: 12/11/97
       ----------------------

Lessee's Signature Witnessed By:   [SIGNATURE APPEARS HERE]
                                 ---------------------------


LESSOR: Teachers Pennsylvania Realty, Inc.
        730 Third Avenue
        New York, New York 10017

By:   [SIGNATURE APPEARS HERE]
    -----------------------------------------
                         Nicholas E. Stolatis
                         Assistant Secretary

Title:


Dated:
       ------------------------------------------------------

Lessor's Signature Witnessed By:   [SIGNATURE APPEARS HERE]
                                 ----------------------------

                                    Exhibit A

                                    [GRAPHIC]

          In the printed version of the document a floor plan appears.

                                    Exhibit D

     Lessor's Initial Estimate of Lessee's Monthly Pro-Rata Share of Real Estate Taxes, Operating Expenses and Insurance.

            Real Estate Taxes:                $1,771.25
            Operating Expenses:               $1,607.75
            Insurance:                        $  218.00
                                              ---------
            Total:                            $3,597.00
                                              =========

                                    Exhibit E

                            HVAC Maintenance Schedule

PERIODIC MAINTENANCE:

Perform the following inspections and service routine at the beginning of each cooling season:

1. Clean the condenser coil by hosing with cold water. Do not use hot water which can cause excessive pressure within the coil.

2. Remove any accumulation of dust and dirt from the casing of the unit.

3. Clean or replace the air filters.

4. Inspect the condensate drain pan and piping to make sure they are clear and will carry away all water.

At the beginning of the heating season, perform the following inspection and service routine:

1. Add a few drops of SAE. No. 10 non-detergent oil to the combustion blower motor. WARNING: The use of a heavier grade oil may cause operating difficulties during cold weather.

2. Clean or replace the air filters.

3. Inspect the control panel wiring and the heating controls to make sure connections are tight and wiring insulation is intact.

4. Check the operation of the gas ignition system and the spark electrode, and the setting of the limit control; make sure the evaporator-furnace fan is cycled at the correct cut-in and cut-out points.

MONTHLY INSPECTIONS:

It is recommended that, once a month, the following inspections be performed:

1. Clean or replace air filters.

2. Inspect and clean, if necessary, the condensate drain piping during the cooling season.

3. Inspect the control panel wiring and the heating controls to make sure connections are tight and wiring insulation is intact.

4. Check the operation of the gas ignition system and the spark electrode, and the setting of the limit control; make sure the evaporator-furnace fan is cycled at the correct cut-in and cut-out points.

                                    Exhibit F

                                Signage Standards


     Tenant's proposed signage must first be submitted to Landlord for approval. Such approval shall not be unreasonably withheld. Any proposed signs must conform with those that presently exist at the building.

                                    Exhibit G

                     Subordination and Attornment Agreement

THIS AGREEMENT made as of the ______ day of _______, 19___, by and between Teachers Pennsylvania Realty, Inc. with a principal place of business c/o The Flynn Company, 1521 Wood Street, Philadelphia, PA 19103 (hereinafter "Lessor"), and _____________ with a place of business at _____________ (hereinafter "Lessee"), and ___________________, with a place of business at ____________________________ (hereinafter "Mortgagee").

                              W I T N E S S E T H:

WHEREAS, Mortgagee is committed to lend certain sums to Lessor which sums shall be secured by a Mortgage Deed (hereinafter referred to as the "Mortgage) on certain property (hereinafter referred to as the "Property") in _______________ more particularly described therein and which shall be recorded in the County Registry of Deeds, ________________ concurrently with the recording of his agreement; and

WHEREAS, Lessee has entered into a Lease (hereinafter referred to as "said Lease" which term shall mean and include all amendments and modifications thereto through the date hereof or which have been approved by Mortgagee with Lessor dated the _______ day of _______, 19___, covering a part of the premises subject to said Mortgage as therein more particularly described; and

WHEREAS, in order to induce the Mortgagee to make the loan as evidenced by the Mortgage, Lessor and Lessee have offered to enter into this Agreement in order to, inter alia, establish the prior right, claim and lien of the Mortgagee with respect to all matters concerning condemnation and casualty as set forth in said Lease.

NOW, THEREFORE, for and in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt whereof the parties hereto hereby acknowledge, and to induce the Mortgagee to make the loan evidenced by said Mortgage, the parties hereto covenant and agree as follows:

1. The said Mortgage and the lien thereof, shall be, and the same is hereby made, SUBJECT AND SUBORDINATE to the said Lease with the same force and effect if said Lease had been executed, delivered and recorded prior to execution, delivery and recording of the said Mortgage, EXCEPT HOWEVER that the Lease and the rights of Lessor and Lessee thereunder shall be expressly subject and subordinate in all respects to:

(a) The right, claim and lien of said Mortgage in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the said Property, and to the right of disposition thereof in accordance with the provisions of said Mortgage,

(b) The right, claim and lien of said Mortgage in, to and upon any proceeds payable under all policies of fire, casualty and rent insurance upon the said Property and as to the right of disposition thereof in accordance with the terms of said Mortgage,

(c) Any lien, right, power or interest, if any, which may have arisen or intervened between the date of execution of said Lease, the date of recording of the Mortgage, or any lien or judgment which may arise at any time, under the terms of such Lease, it being expressly further understood and agreed that with respect to the matters referred to in subsections 1(a) through and including 1(c), the Mortgage and the lien thereof shall be, and the same is hereby made, prior in right to the said Lease and the rights of Lessor and Lessee thereunder with the same force and effects as if said Mortgage had been executed, delivered and recorded prior to the execution, delivery and recording of the Lease.

2. Lessee agrees that it shall not alter, modify, amend, change, surrender or cancel the Lease, nor pay the rent due thereunder in advance for more than thirty (30) days except as may be required by said Lease, without the prior written consent of the mortgagee, and will not seek to be made an adverse or defendant party in any action or proceeding brought to enforce or foreclose the Mortgage. Lessee further agrees that it shall not subordinate its interest in the Lease to the lien of any mortgage, security agreement or lease affecting the Premises demised under the Lease.

3. In the event of a default by Lessor under the terms of the Lease which is of such a nature as to give Lessee the right to terminate the Lease or reduce the rent payable thereunder by credit, offset or otherwise, then, and in any such event, Lessee agrees that concurrently with giving notice of default to Lessor, Lessee shall deliver a copy thereof to Mortgagee. Lessee further agrees that if Lessor does not cure the default specified in such notice of default within thirty (30) calendar days after notice thereof, then Lessee shall give further notice of that fact to Mortgagee and Mortgagee shall thereupon, if it shall so elect, have the right, but not the obligation, to cure the default of Lessor within twenty (20) calendar days after the giving of such further notice by Lessee, and in case of a default which cannot, with due diligence, be cured within said twenty (20) days, then the twenty (20) days shall be extended for such period as my be necessary to complete the curing of the same with all due diligence and continuity.

4. In the event of entry to foreclose the Mortgage and/or foreclosure thereof, or a conveyance in lieu of, or subsequent to, foreclosure and if the Lease shall not have been terminated under the provisions hereof or of the Lease:

A. The Mortgagee will not interfere with or disturb Lessee's possession of the Premises demised under the Lease, so long as Lessee pays the rent stipulated in the Lease and performs all other terms and conditions thereof;

B. The Lease will remain in full force and effect, as modified hereby, and the Lessee will attorn to and be bound after the Lease to the Mortgagee and its successors and assigns including any purchaser of the Property in foreclosure or any grantee under a conveyance in lieu of or subsequent to foreclosure, and Lessee will perform and observe all of its obligations thereunder to the same effect as through the Lease had been executed prior to the execution and delivery of the Mortgage, and Lessee agrees to execute and deliver, upon the request of the mortgagee or other owner of the Demised Premises, any instrument which may be necessary or appropriate to evidence such attornment.

PROVIDED, HOWEVER, that the Mortgagee shall not be:

     (i)   Liable for any act or omission of the Lessor; or

     (ii) subject to any off-sets or defenses which the Lessee might have against Lessor; or

     (iii) bound by any rent or additional rent which Lessee might have paid for more than the current rental period of the Lease; or

     (iv) bound by an amendment or modification of the Lease made without its written consent.

5. All notices, demands or other communications which any party hereto is required or may desire to give to another party hereto may be delivered in person or shall be mailed by certified or registered mail, postage prepaid, return receipt requested, addressed to the other party at the address first set forth hereinabove or at such other addresses as any party hereto may hereafter specify by notice in writing to the others. Any such notice or demand shall be deemed given and received seventy-two (72) hours after deposit in the United States mail as aforesaid.

6. Lessor hereby authorizes Lessee to rely on any written notice of demand received from Mortgagee to make rent and other payments, to which Lessor may be entitled, to Mortgagee instead of Lessor whenever so demanded by Mortgagee, whether or not the Mortgage shall have been foreclosed.

7. Lessee agrees that in the event Mortgage shall succeed to the rights of Lessor as Lessor under the Lease, then Lessee shall look solely to Mortgagee's interest in the Property in the enforcement of any claims against Mortgagee. The provisions hereof shall expressly inure to the benefit of any successors and assigns of Mortgagee.

8. The provisions of this Agreement shall be deemed to be covenants running with the land, shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns, and shall specifically be binding upon any purchaser of said Property at a sale foreclosing the said Mortgage.

9. This Agreement may be executed in three or more counterparts by one or more of the parties hereto and each such counterpart shall be deemed to be an original and shall have the same force and effect as an original, and all such counterparts in the aggregate shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, as of the day and year first above written.___________________________________
as Trustee of ____________________ REALTY TRUST UNDER Declaration of Trust dated __________________ and recorded in the ____________________ County, __________
Registry of deeds in Book _________________ at Page ____.


----------------------------
as Trustee, for self and not
individually